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Exhibit 1.01

KMG AMERICA CORPORATION
Shares of Common Stock

UNDERWRITING AGREEMENT

                        , 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
        as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia 22209

Dear Sirs:

        KMG America Corporation, a Virginia corporation (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company of [            ] shares (the "Initial Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [            ] additional shares of Common Stock to cover over-allotments (the "Option Shares"), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The Initial Shares to be purchased by the Underwriters and all or any part of the Options Shares are hereinafter called, collectively, the "Shares."

        The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-117911) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed, whether by incorporation by reference or otherwise, to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

        Simultaneously with the sale of the Shares pursuant to this Agreement, the Company will consummate the purchase (the "Kanawha Acquisition") of all of the issued and outstanding capital stock of Kanawha Insurance Company (including its wholly-owned subsidiaries, "Kanawha") from the stockholders of Kanawha. In any instance where the Company remakes the representations and warranties set forth herein following the Closing Time (as defined herein), references herein to the "Company" following the Closing Time shall include Kanawha and all other direct or indirect subsidiaries of the Company, and the Company shall not be required to remake the representations and warranties set forth in Section 4 hereof, except for the representations and warranties in Sections 4(a), (l), (n), (s) and (w).

        The Company and the Underwriters agree as follows:

        1.    Sale and Purchase:

          (a)    Initial Shares.    Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $[    ], the Company agrees to sell to the Underwriters the Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

          (b)    Option Shares.    In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time (but in no event in more than two installments) only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon written notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (each a "Date of Delivery" as hereinafter defined) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than three full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell, and each of the Underwriters, acting severally and not jointly, will purchase, that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

        2.    Payment and Delivery

          (a)    Initial Shares.    The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior written notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior notice. To the extent the

  Representative requests that the Initial Shares be delivered in certificated form and not in book entry form through the facilities of DTC, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the "Date of Delivery."

          (b)    Option Shares.    Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior written notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior notice. To the extent the Representative requests that the Initial Shares be delivered in certificated form and not in book entry form through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

          (c)    Directed Shares.    It is understood that approximately [    ] shares of the Initial Shares ("Directed Shares") initially will be reserved by the Underwriters for offer and sale to directors, officers and employees of, and other persons associated with, the Company and the current shareholders of Kanawha ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"); provided that Directed Shares to be purchased by [list specific directors, officers and key employees] in the Directed Share Program are to be purchased at a price equal to the initial public offering price less the underwriting discount, and the remaining Directed Shares shall be purchased at the public offering price but the Underwriters will not receive the underwriting discount with respect to such Directed Shares, each as set forth herein. Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

        3.    Representations and Warranties of the Company.

        The Company hereby represents and warrants to the Representative that, as of the date of this Agreement:

          (a)   the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 10(b) hereof);

          (b)   the Company is a corporation duly incorporated and validly existing and in good standing under the laws of the Commonwealth of Virginia, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business (including owning all of the shares of capital stock of Kanawha upon consummation of the Kanawha Acquisition) as described in the Registration Statement and Prospectus and to execute and deliver this Agreement, and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares);

          (c)   the Company had, at the date indicated and at the Closing Time, the duly authorized capitalization set forth in the Prospectus under the caption "Capitalization" after giving effect to the adjustments set forth thereunder; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have not been issued in violation of, or subject to any preemptive right or other similar right of shareholders arising by operation of law or otherwise under, the articles of incorporation or bylaws of the Company, any agreement to which the Company is a party or otherwise; except as disclosed in or contemplated by the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; all of the issued and outstanding shares of capital stock of Kanawha will be, upon consummation of the Kanawha Acquisition, owned by the Company, free and clear of any adverse claims; other than shares of the capital stock of Kanawha and Kanawha's subsidiaries, which shares will be owned, directly or indirectly, by the Company upon the consummation of the Kanawha Acquisition, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interests in any partnership, joint venture or other association;

          (d)   all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the Commonwealth of Virginia and, (iii) to the extent applicable to the Company, the requirements of the New York Stock Exchange (the "NYSE");

          (e)   the Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the articles of incorporation or bylaws of the Company, under any agreement to which the Company is a party or otherwise;

          (f)    the Company is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases real property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have an adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries that would be material to the Company and its subsidiaries and Kanawha and Kanawha's direct and indirect subsidiaries taken as a whole (a "Material Adverse Effect");

          (g)   the Company has filed all applications for approval, authority or licensing from all applicable federal, state, local and foreign regulatory agencies as are necessary to conduct its proposed business immediately following the Closing Time as described in the Prospectus and has not received any notice of denial of any such approval or authority, except where the failure to have any such approval, authority or license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and upon consummation of the Kanawha Acquisition, and except as described in the Prospectus, the Company will have all necessary licenses, authorizations, consents and approvals and will have made all necessary filings required under any federal, state or local law, regulation or rule, and will have obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its proposed business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a Material Adverse Effect;

          (h)   the Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect; any real property or personal property held under lease by the Company is held under a lease that is valid, existing and enforceable, with such exceptions as are disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect;

          (i)    the Company owns or possesses such material licenses or other material rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively "Intangibles"), as are necessary to entitle the Company to conduct the Company's business as described in the Prospectus, and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

          (j)    the Company has not violated, or received notice of any violation or alleged violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including, without limitation, those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law and the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except, in each case, for those violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

          (k)   neither the Company nor any officer, director, agent or employee purporting to act on behalf of the Company has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment that would reasonably be expected to have a Material Adverse Effect;

          (l)    except as otherwise disclosed in the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them;

          (m)  the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby;

          (n)   the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation or bylaws (together, the "Charter Documents") or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect;

          (o)   the execution, delivery and performance of this Agreement by the Company, and the issuance, sale and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound or affected or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company;

          (p)   this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (q)   the Shares conform in all material respects to the description thereof contained in the Registration Statement and Prospectus; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents and of the NYSE;

          (r)   no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

          (s)   the Company has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, required in order to conduct its business (including the business of Kanawha upon consummation of the Kanawha Acquisition) as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which could reasonably be expected to have a Material Adverse Effect;

          (t)    the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or Kanawha and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or Kanawha, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles;

          (u)   no relationship, direct or indirect, exists between or among the Company or Kanawha, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or Kanawha, on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

          (v)   other than as set forth in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, or any of its properties, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except such actions, suits, proceedings, inquiries or investigations that would not reasonably be expected to have a Material Adverse Effect;

          (w)  each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the

  Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and, to the knowledge of the Company, the Company has complied to the Commission's satisfaction with any request on the part of the Commission for additional information;

          (x)   the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

          (y)   the Shares have been approved for listing on the NYSE, subject to official notice of issuance;

          (z)   subsequent to the date of the Prospectus, and except as may be otherwise stated in the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, Kanawha and Kanawha's subsidiaries, taken as a whole, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company, Kanawha or Kanawha's subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock, or (v) any change of the capital stock or indebtedness of the Company or any of its subsidiaries, which is material to the Company, Kanawha and Kanawha's subsidiaries, taken as a whole;

          (aa) neither the Company, nor any of its subsidiaries, is or upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds", will be, an "investment company" or an entity "controlled" by an "investment company" (as such terms are defined in the Investment Company Act of 1940, as amended);

          (bb) there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

          (cc) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

          (dd) each of the individuals named in the Prospectus who is or is expected to be an independent director of the Company satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002 and the rules of the NYSE;

          (ee) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; the Company has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares, other than the Preliminary Prospectus, the Prospectus and the Registration Statement;

          (ff)  neither the Company nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD;

          (gg) neither the Company nor, to its knowledge, any of its directors, officers, representatives or affiliates, have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (hh) upon completion of the Kanawha acquisition, the Company will carry, or will be covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as is adequate for the conduct of its business and the value of the assets to be held by it upon the consummation of the transactions contemplated by the Prospectus and as is customary for companies engaged in similar businesses in similar industries, all of which insurance will be in full force and effect upon completion of the Kanawha acquisition;

          (ii)   the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as expressly stated in the related notes thereto) and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the financial data set forth in the Prospectus under the caption "Selected Financial Data of Kanawha" fairly present in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement; the pro forma financial information in the Prospectus under the captions "Summary Unaudited Pro Forma Financial Information," "Unaudited Pro Forma Financial Information" and "Capitalization" (including the related notes) included in the Prospectus and any Preliminary Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents, with respect to the Company and Kanawha, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; no other pro forma financial information is required to be included in the Registration Statement;

          (jj)   Ernst & Young LLP, whose reports on the consolidated financial statements of the Covered Entities are filed with the Commission as part of the Registration Statement and Prospectus, is, and was during the periods covered by its reports, independent public accountants as required by the Securities Act and the Securities Act Regulations;

          (kk) except as disclosed in the Prospectus, upon the consummation of the Kanawha Acquisition, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such subsidiary's issued and outstanding capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of the property or assets of such subsidiary to the Company;

          (ll)   the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, or has properly requested extensions thereof, and has paid all taxes shown as due thereon (except where the failure so to file or pay, individually or in the aggregate, would not have a Material Adverse Effect), and no material tax deficiency has been asserted against the Company, nor does the Company know of any basis for the assertion of any tax deficiency which if determined adversely to any such entity, could have a Material Adverse Effect;

          (mm) neither the Company, nor to the Company's knowledge, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

          (nn) upon completion of the Kanawha acquisition, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (oo) the Amended and Restated Stock Purchase Agreement, dated as of August 2, 2004, by and among the shareholders and optionholders of Kanawha and the Company (the "Kanawha Agreement") has not been terminated;

          (pp) the Kanawha Agreement has been approved by all necessary action on the part of the board of directors and shareholders of the Company and the Company has obtained all necessary consents, approvals and waivers from third parties required for the Company to consummate the transactions contemplated by the Kanawha Agreement;

          (qq) any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Representative pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby;

          (rr)  prior to the date hereof, the Company has not had any operations nor conducted any business other than in connection with the Kanawha Agreement and the offering of the Shares;

          (ss)  no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered; the Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products; the Company has identified the Directed Share Participants and instructed the Underwriters to sell Shares to such Directed Share Participants solely for the benefit of the Company and its affiliates; and

          (tt)  the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

        4.    Representations and Warranties of the Company with Respect to Kanawha:

        The Company further represents and warrants to the Representative that, as of the date of this Agreement:

          (a)   Kanawha is a corporation duly incorporated and validly existing and in good standing under the laws of the State of South Carolina, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Prospectus; all of the issued and outstanding shares of capital stock of Kanawha and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and free of pre-emptive rights; all of the issued and outstanding shares of capital stock of Kanawha's subsidiaries are owned by Kanawha or another wholly-owned subsidiary of Kanawha, free and clear of any adverse claims;

          (b)   each of Kanawha and its subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business or in which it owns or leases real property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Kanawha and its subsidiaries taken as a whole (a "Material Adverse Effect on Kanawha");

          (c)   each of Kanawha and its subsidiaries has good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect on Kanawha; any real property or personal property held under lease by Kanawha or any of its subsidiaries is held under a lease that is valid, existing and enforceable against Kanawha or such subsidiary, with such exceptions as are disclosed in the Prospectus or as could not reasonably be expected to have a Material Adverse Effect on Kanawha;

          (d)   Kanawha owns or possesses such licenses or other rights to use all Intangibles as are necessary to entitle Kanawha and its subsidiaries, taken as a whole, to conduct Kanawha's business as described in the Prospectus, and neither Kanawha nor any of its subsidiaries has received written notice of any infringement of or conflict with (and, the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect on Kanawha;

          (e)   neither Kanawha nor any of its subsidiaries has violated, or received notice of any violation or alleged violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including, without limitation, those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law and the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except, in each case, for those violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Kanawha;

          (f)    neither Kanawha nor any of its subsidiaries nor any officer, director, agent or employee purporting to act on behalf of Kanawha or any of its subsidiaries has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Kanawha and its subsidiaries, (iv) violated, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment that would reasonably be expected to have a Material Adverse Effect on Kanawha;

          (g)   except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or guarantees of indebtedness by Kanawha or any of its subsidiaries to or for the benefit of any of the officers or directors of Kanawha or its subsidiaries or any of the members of the families of any of them;

          (h)   neither Kanawha nor any of its subsidiaries has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby;

          (i)    neither Kanawha nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation, certificate of formation, bylaws, operating agreement or other organizational documents (collectively, the "Kanawha Charter Documents") or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which Kanawha or such subsidiary is a party or by which either of them or their respective properties is bound or affected, except for such breaches or defaults which would not have a Material Adverse Effect on Kanawha;

          (j)    the execution, delivery and performance of this Agreement by the Company, and the issuance, sale and delivery of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Kanawha Charter Documents, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which Kanawha or a subsidiary of Kanawha is a party or by which it or its properties is bound or affected or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to Kanawha or any of its subsidiaries, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect on Kanawha or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of Kanawha or its subsidiaries;

          (k)   each of Kanawha and its subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons, required in order to conduct its respective business as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect on Kanawha; neither Kanawha nor any of its subsidiaries is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to Kanawha or such subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect on Kanawha;

          (l)    the Prospectus contains accurate summaries of all material contracts, agreements, instruments and other documents of Kanawha that are required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act; the copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Representative or its counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

          (m)  other than as set forth in the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against Kanawha or such subsidiary, or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except such actions, suits, proceedings, inquiries or investigations that would not reasonably be expected to have a Material Adverse Effect on Kanawha;

          (n)   none of Kanawha or any of its subsidiaries are a party to any material supervisory agreement, memorandum or understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Insurance Department of any state where Kanawha or one of its subsidiaries is incorporated or any other regulatory authority that relates to the conduct of the business of Kanawha and its subsidiaries;

          (o)   subsequent to the date of the Prospectus, and except as may be otherwise stated in the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected to have, a Material Adverse Effect on Kanawha, (ii) any transaction, other than in the ordinary course of business, which is material to Kanawha and its subsidiaries, taken as a whole, contemplated or entered into by Kanawha or any of its subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by Kanawha or any of its subsidiaries, other than in the ordinary course of business, which is material to Kanawha and its subsidiaries, taken as a whole, (iv) any dividend or distribution of any kind declared, paid or made by Kanawha on any class of its capital stock, or any purchase by Kanawha of any of its outstanding capital stock, or (v) any change of the capital stock or indebtedness of Kanawha and its subsidiaries which is material to Kanawha and its subsidiaries taken as a whole;

          (p)   neither Kanawha nor any of its affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-Laws of the NASD) any member firm of the NASD;

          (q)   none of Kanawha, its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, representatives or affiliates have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act, the Exchange Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (r)   each of Kanawha and its subsidiaries carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by the Prospectus and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect;

          (s)   Kanawha's statutory annual financial statements for each of the years ended December 31, 2001, 2002, 2003 and unaudited quarterly statements for the nine months ended September 30, 2004 (collectively, the "SAP Financial Statements") were prepared in all material respects in accordance with SAP, applied on a basis consistent with Kanawha's past practice; the SAP Financial Statements present fairly the statutory financial position of Kanawha as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of Kanawha for and during the respective periods covered thereby in conformity with SAP, applied on a basis consistent with Kanawha's past practice; all statutory reserves with respect to insurance as established or reflected in the SAP Financial Statements were determined in all material respects in accordance with SAP, applied on a basis consistent with Kanawha's past practice based on actuarial assumptions and methodologies that were, as of the date of preparation, in compliance with, and met the requirements of the insurance laws of the State of South Carolina; Kanawha owns assets that qualify as legal reserve assets under insurance laws applicable to Kanawha in an amount at least equal to all such reserves and other similar amounts required by such laws to be owned by Kanawha;

          (t)    Kanawha and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences:

          (u)   the Kanawha Agreement has been approved by all necessary action on the part of the board of directors and stockholders of Kanawha, and Kanawha has obtained all necessary consents, approvals and waivers from third parties required for Kanawha to consummate the transactions contemplated by the Kanawha Agreement;

          (v)   each of Kanawha and its subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, or have properly requested extensions thereof, and has paid all taxes shown as due thereon (except where the failure so to file or pay, individually or in the aggregate, would not have a Material Adverse Effect on Kanawha), and no material tax deficiency has been asserted against any such entity, nor does the Company know of any basis for the assertion of any tax deficiency which if determined adversely to any such entity, could have a Material Adverse Effect on Kanawha,

          (w)  Kanawha is rated "A-" by A.M. Best & Co. and "A" by Standard & Poor's Ratings Service (collectively, the "Rating Agencies"); except as described in the Prospectus (i) no Rating Agency has publicly announced, provided written notice to or, to the knowledge of the Company, provided oral notice to Kanawha or any of its subsidiaries that it has Kanawha under surveillance or review for a possible downgrading of such agency's rating of the insurance and insurer financial strength or any claims-paying ability of Kanawha and (ii) none of Kanawha or any of its subsidiaries has received any written notice or, to the knowledge of the Company, oral notice from any Rating Agency to the effect that any rating specified above is likely to be modified, qualified or lowered;

          (x)   Kanawha has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither Kanawha nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba; and

          (y)   any certificate signed by any officer of Kanawha delivered to the Representative or to counsel for the Representative pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

        5.    Certain Covenants:

        The Company hereby agrees with each Underwriter:

          (a)   to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as reasonably requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

          (b)   if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as reasonably possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

          (c)   to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:00 p.m. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:00 p.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

          (d)   to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

          (e)   to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

          (f)    to furnish to the Underwriters for a period of three years from the date of this Agreement (i) as soon as practicable after the filing thereof, except to the extent available on EDGAR, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange or other communications supplied to holders of shares of Common Stock and (ii) such other information as the Underwriters may reasonably request regarding the Company;

          (g)   to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law;

          (h)   to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may be required by the Securities Act or requested by the Commission;

          (i)    prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld, delayed or conditioned;

          (j)    to furnish promptly to each Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representative may reasonably request;

          (k)   during the period referred to in paragraph (f) above, to file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

          (l)    to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

          (m)  to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

          (n)   to use its commercially reasonable efforts to maintain the listing of the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE;

          (o)   to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

          (p)   to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectus or (C) granting options to

  purchase up to            shares of Common Stock as of the Closing Date to certain officers and directors of the Company, as described in the Prospectus;

          (q)   not to, and to use its commercially reasonable efforts to cause its officers, directors, representatives and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

          (r)   to cause each shareholder, officer and director of the Company listed on Schedule B-1 to Exhibit B attached hereto to furnish to the Representative, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit B hereto,

          (s)   if at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of any such press release or public statement; provided, however, that as long as the Company has satisfied its obligations under this subparagraph (s), the final decision regarding whether to disseminate any such press release or other public statement, and the content thereof, shall rest with the Company;

          (t)    that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

          (u)   that, from and after the Closing Time, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (v)   that the Company will conduct its affairs and the affairs of its subsidiaries in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be an "investment company" or an entity "controlled" by an investment company within the meaning of the Investment Company Act;

          (w)  that the Company (i) will comply, and will furnish such information as may be required and otherwise cooperate with the Underwriters to enable the Underwriters to comply, with all applicable securities and other applicable laws, rules and regulations, including without limitation, the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

        6.    Payment of Expenses:

          (a)   The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation and filing of the Registration Statement on Form 8-A registering the Common Stock under the Exchange Act (the "Form 8-A"), (iii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the filing fees and other disbursements of counsel for the Underwriters and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers), (v) filing for review of the public offering of the Shares by the NASD (including the filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares in the NYSE, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

          (b)   Subject to the provisions and limitations set forth in that certain letter agreement, dated August 3, 2004, between the Company and the Representative, including, without limitation, Section 4 of such letter agreement, the Company agrees to reimburse the Representative, upon request and upon presentation of appropriate supporting documentation, for its actual, reasonable out-of-pocket expenses incurred in connection with the performance of its activities under this Agreement, including the fees and expenses of the outside legal counsel engaged by the Representative (other than the filing fees and disbursements incurred by counsel with respect to state securities or blue sky laws and the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

          (c)   Subject to the provisions and limitations set forth in that certain letter agreement, dated August 3, 2004, between the Company and the Representative, including, without limitation, Section 4 of such letter agreement, and subject to paragraph (d) below, if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions to be satisfied by the Company under this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, upon request and upon presentation of appropriate supporting documentation, for all actual, reasonable out-of-pocket expenses incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

          (d)   Paragraphs (b) and (c) hereof notwithstanding, the Company shall have no obligation to reimburse any of the Representative's or the Underwriters' out-of-pocket fees and expenses if the sale of the Shares contemplated hereunder is not consummated for any reason other than a failure on the part of the Company to work in good faith until December 17, 2004, to complete the Offering.

        7.    Conditions of the Underwriters' Obligations:

        The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification), or in all material respects (in the case of any representation and warranty without any materiality or Material Adverse Effect qualification), on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

          (a)   The Company shall furnish to the Representative at the Closing Time an opinion of Hunton & Williams LLP, counsel for the Company, addressed to the Representative and dated the Closing Time, in form and substance reasonably satisfactory to the Representative, covering the matters set forth on Exhibit A hereto. Such opinion shall indicate that it is being rendered to the Representative at the request of the Company.

          (b)   The Representative shall have received from Ernst & Young LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and Kanawha, and such other financial matters included within any Preliminary Prospectus and the Prospectus as are customarily covered by comfort letters issued in connection with registered public offerings involving similar companies.

          In the event that the letters referred to above set forth any changes in (i) decreases in total assets or decrease in total revenue of Kanawha or (ii) any change in the capital stock, increase in long-term debt or any increases or decreases in the net current assets or shareholders' equity of the Company, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

          (c)   The Representative shall have received at the Closing Time and on each Date of Delivery the opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance reasonably satisfactory to the Representative.

          (d)   No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

          (e)   Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (f)    All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

          (g)   Between the time of execution of this Agreement and the Closing Time, or the relevant Date of Delivery, (i) no event, circumstance or change constituting a Material Adverse Effect shall have occurred or become known; (ii) no event, circumstance or change that would have a Material Adverse Effect on Kanawha shall have occurred or become known to the Company; (iii) no transaction which is material and unfavorable to the Company, Kanawha and its subsidiaries, taken as a whole, shall have been entered into by the Company, Kanawha or any subsidiary which has not been fully and accurately disclosed in the Prospectus; and (iii) no order, decree or stop order preventing the use of the Prospectus, or any amendment or supplement thereto shall have been issued.

          (h)   The Shares shall have been approved for listing on the NYSE, subject to notice of issuance.

          (i)    The Company shall have filed the Form 8-A registering the Common Stock under the Exchange Act.

          (j)    The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k)   The Representative shall have received lock-up agreements from each shareholder, officer and director of the Company listed on Schedule B1 to Exhibit B, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.

          (l)    The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chief Executive Officer and Chief Financial Officer to the effect that:

            (i)    the representations and warranties of the Company in this Agreement are true and correct (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification), or in all material respects (in the case of any representation and warranty without any materiality or Material Adverse Effect qualification), as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

            (ii)   no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

            (iii)  when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

            (iv)  subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (a) any Material Adverse Effect, (b) any transaction entered into by the Company, or, to the knowledge of the Company, Kanawha or its subsidiaries that is material to the Company, Kanawha and its subsidiaries, taken as a whole, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, or, to the knowledge of the Company, Kanawha or its subsidiaries, taken as a whole, incurred by the Company, Kanawha or any subsidiary, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company, or, to the knowledge of the Company, Kanawha or any of its subsidiaries that is material to the Company, Kanawha and its subsidiaries, taken as a whole, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or, to the knowledge of the Company, Kanawha or any of its subsidiaries.

          (m)  Consummation of the Kanawha Acquisition shall occur at the Closing Time concurrently with the purchase of Shares by the Underwriters.

          (n)   The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

          (o)   The Representative shall have received at the Closing Time and on each Date of Delivery the opinion of Robinson, McFadden & Moore, PC, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance reasonably satisfactory to the Representative to the effect that the information in the Prospectus under the caption "Regulation," to the extent that it constitutes a statement of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

        8.    Termination:

        The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States.

        If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

        If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6 and 10 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

        9.    Increase in Underwriters' Commitments:

        If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 48-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 6 and 10 hereof shall at all times be effective and shall survive such termination.

        Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

        If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

        The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

        10.    Indemnity and Contribution by the Company and the Underwriters:

          (a)   The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (and, with respect to Sandler O'Neill & Partners, L.P., each limited partner), from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or any omission or alleged omission to state a material fact required to be stated in any such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or Prospectus. The statements set forth in (1) paragraphs                        under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus and (2) the information contained in Exhibits 99.07 and 99.08 filed with the Registration Statement constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of this Section 10(a). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liability which the Company may otherwise have to the Underwriters or any such controlling person.

          If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

          (b)   Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or the Prospectus, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth in the paragraphs                        under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(a) and this Section 10 (b). The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

          If any action is brought against the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Representative will not relieve any Underwriter of any obligation hereunder, except to the extent that its ability to defend is actually impaired or prejudiced by such failure or delay. The Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

          (c)   If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 10 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (d)   The Company, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

          (e)   The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, in each case, other than as a result of the willful misconduct or bad faith of the Representative.

        11.    Survival:

        The indemnity and contribution agreements contained in Section 10 and the covenants, warranties and representations of the Company contained in Sections 3, 4, 5 and 6 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

        12.    Notices:

        Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention:

Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at KMG America Corporation, 6306 Maple Ridge, Excelsior, MN 55331.

        13.    Governing Law; Headings:

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

        14.    Parties at Interest:

        The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 10 and 11 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

        15.    Counterparts and Facsimile Signatures:

        This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

        If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

KMG AMERICA CORPORATION

By:

By:
Title:

Accepted and agreed to as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:

Title:

For itself and as Representative of the other Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial Shares
Friedman, Billings, Ramsey & Co., Inc.	[	]
[Names of Underwriters]	[	]

Total	18,900,000

Exhibit A

SUBSTANCE OF OPINION OF HUNTON & WILLIAMS LLP

I.

1.
The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to own its properties and conduct its business (including owning all of the shares of capital stock of Kanawha Insurance Company) as described in the Prospectus and to enter into the transactions contemplated by the Underwriting Agreement;

2.
The Company is qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule A attached to this legal opinion letter.

3.
The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the rights of creditors generally, (2) principles of equity, whether considered at law or in equity, or (3) the ability of any person to receive the remedies of injunctive relief, specific performance or any similar remedy in any proceeding, and except to the extent that enforceability of the indemnification and contribution provisions set forth in the Underwriting Agreement may be limited by the federal or state securities laws of the United States or the public policy underlying such laws;

4.
The Company's authorized equity capitalization is as set forth in the Prospectus; to our knowledge, based solely on a certificate signed by the Chief Executive Officer of the Company, except as set forth in the Prospectus, the Company has not issued any securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company; all of the issued and outstanding shares of capital stock of the Company as set forth in the Prospectus have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive right or similar right of shareholders arising by operation of law, under the Company's Articles of Incorporation or Bylaws or, to our knowledge, and except as set forth in the Prospectus, under any agreement to which the Company is a party;

5.
The issuance and sale of the Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to Underwriting Agreement, the Shares will be validly issued and fully paid and nonassessable; the issuance, sale and delivery of the Shares by the Company is not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the Articles of Incorporation or Bylaws of the Company or, to our knowledge, under any agreement to which the Company is a party; the Shares are duly authorized for listing on the New York Stock Exchange, subject to notice of issuance; the form of certificate evidencing the Shares satisfies all formal requirements of Virginia law and the applicable requirements of the Bylaws of the Company;

6.
The execution and delivery of the Underwriting Agreement by the Company do not and the consummation by the Company of the transactions therein contemplated will not, (i) violate the Articles of Incorporation or Bylaws of the Company, (ii) result in a breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (a) any federal or Virginia law, regulation or rule known to us to be binding on the Company; (b) any judgment, decree or order known to us to be binding on the Company or its properties; or (c) any contract, agreement, indenture, mortgage, deed of trust, lease or sublease agreement or other arrangement filed as an exhibit to the Registration Statement ("Contracts") or (iii) result in the creation or imposition of any lien, charge, encumbrance on, or security interests in, any assets of the Company pursuant to the terms of any such Contract, except, with respect to clauses (ii) and (iii) only, for breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have an adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company, that would be material to the Company, Kanawha and their respective direct and indirect subsidiaries taken as a whole (a "Material Adverse Effect");

7.
To our knowledge, the Company has filed all applications for approval, authority or licensing from all applicable federal, state and local regulatory agencies as are necessary to conduct its proposed business as described in the Prospectus and, to our knowledge, has not received any notice of denial of any such approval or authority, except where the failure to have any such approval, authority or licensing could not, individually or in the aggregate, have a Material Adverse Effect;

8.
To our knowledge (A) the Company is not in violation of (nor has any event occurred which with notice, lapse of time, or both would constitute a violation of), any provisions of its Articles of Incorporation or Bylaws, and (B) no default by the Company exists (nor has any event occurred which with notice, lapse of time, or both would constitute a default) in the Company's performance or observance of any obligation, agreement, covenant or condition of the Company contained in any of the Contracts, except, with respect to clause (B) for such defaults that would not individually or in the aggregate, have a Material Adverse Effect;

9.
To our knowledge, the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively "Intangibles") which are material to the conduct of its business as described in the Prospectus, and, to our knowledge, the Company has not received written notice of any material infringement of or conflict with (and knows of no such material infringement of or conflict with) asserted rights of others with respect to any Intangibles;

10.
No filing with, notice to, or consent, approval, authorization or order of any court or governmental agency or body or official is required to be made in connection with the Company's execution, delivery and performance of the Underwriting Agreement, except such as have been obtained under the Act, such approvals as have been obtained in connection with the approval of the listing of the Shares on the NYSE and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus;

11.
The information in the Prospectus under the captions "Description of Our Common Stock," "Shares Eligible for Future Sale" and "Certain United States Federal Tax Consequences to Non-U.S. Holders," to the extent that it constitutes a statement of law or legal conclusions, has been reviewed by us and is correct in all material respects. The statements contained in the Prospectus under the caption "Description of Our Common Stock" insofar as such statements constitute a summary of the documents referred to therein, fairly present in all material respects the information required by the rules and regulations promulgated under the Act. The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus;

12.
The Company is not and, after giving effect to the offer and sale of the Shares and the application of the proceeds as described in the Prospectus under the caption "Use of Proceeds", neither the Company nor any of its subsidiaries will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

13.
To our knowledge, no holders of securities of the Company have rights to require the registration of such securities under the S-1 Registration Statement other than rights which have been satisfied or rights which were not exercised after due notice thereof.

A-2

14.
To our knowledge, except as disclosed in the Prospectus, upon the consummation of the Kanawha acquisition, no subsidiary of the Company will be prohibited, directly or indirectly, from paying any dividends to the Company to the extent permitted by applicable law, from making any other distribution on such subsidiary's issued and outstanding capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of the property or assets of such subsidiary to the Company except any such prohibitions that would not have a Material Adverse Effect.

15.
To our knowledge, without having conducted a search of the courts of any jurisdiction, there is no action, suit or proceeding of or before any court, administrative body pending or threatened in writing against the Company which is required to be described in the Prospectus but is not so described.

II.

        We have been verbally advised by the Staff of the Commission that the S-1 Registration Statement has become effective under the Act; and, to our knowledge, no stop order suspending the effectiveness of the S-1 Registration Statement has been issued and not withdrawn and no proceedings for that purpose have been instituted or are pending or, to our knowledge, contemplated under the Act. The 8-A Registration Statement has become effective under the Exchange Act.

        We have participated in various conferences with the officers and directors of the Company and its independent certified public accountants. In some conferences you and your counsel also participated. At those conferences, the contents of the S-1 Registration Statement and the Prospectus were discussed and revised. Since the dates of those conferences, we have inquired of certain officers whether there has been any material change in the affairs of the Company.

        Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the Act, we are not passing upon, and do not assume any responsibility for, and make no representation that we have independently verified, the accuracy, completeness or fairness of the statements contained in the S-1 Registration Statement and the Prospectus. However, subject to the foregoing, on the basis of our participation in the conferences referred to above and our examination of the documents referred to herein, we advise you that:

          (i)    in our opinion, the S-1 Registration Statement, when it became effective, and the Prospectus, as of its date and as of the date hereof (other than the financial statements and other financial and statistical information contained or required to be contained therein, as to which we express no opinion), appear on their face to be appropriately responsive to the applicable requirements of the Act and the rules promulgated thereunder; the 8-A Registration Statement appears on its face to be appropriately responsive to the applicable requirements of the Exchange Act as of the effective date; and

          (ii)   We do not know of any contracts or documents of a character required to be described in the S-1 Registration Statement or Prospectus or to be filed as exhibits to the S-1 Registration Statement that are not described or filed as required. Further, nothing has come to our attention that leads us to believe that the S-1 Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained or required to be contained therein, as to which we express no opinion).

A-3

Exhibit B

FORM OF LOCK-UP AGREEMENT

                        , 2004

Friedman, Billings, Ramsey & Company, Inc.
        as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Company, Inc.
1001 19th Street North
10th Floor
Arlington, Virginia 22209

Dear Sirs:

        The undersigned understands that Friedman, Billings, Ramsey & Company, Inc. (the "Representative") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement"), as representative of several underwriters (the "Underwriters"), with KMG America Corporation, a Virginia corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters of shares of common stock of the Company (the "Common Stock"). The undersigned recognizes that such Public Offering will be of benefit to the undersigned.

        To induce the Underwriters to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending on the 180th day after the date of the closing of the Public Offering, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, that the foregoing shall not apply to transfers of securities to members of the undersigned's immediate family or to a trust or other legal entity established for the sole benefit of such persons; provided, however, that it shall be a condition to such transfers that the transferee execute an agreement that the securities received shall be subject to the provisions of this Lock-Up Letter. The undersigned confirms that he or she understands that the Underwriters and the Company will rely upon the representations and agreements set forth in this Agreement in proceeding with the Public Offering.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to agreement between the Company and the Representative.

        This Lock-Up Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.

        This Lock-up Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

Very truly yours,

Name:

Address:

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